Exhibit 99.1
Xos Reports Record Gross Margin and Lowest Operating Loss in Company History since Going Public, Anchored by Multi-Product Business Lines

Record-lows in operating loss and non-GAAP operating loss since going public, achieving reductions of nearly 50% and 67.2% year-over-year, respectively.

Generated quarterly gross margin of $4.3 million, expanding margins to 38.6%

Delivered a Q1 record of 95 units, including 63 powertrains for Blue Bird school buses, more than 3 times the prior-year quarter

LOS ANGELES, CA – May 14, 2026 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading energy storage and fleet electrification solutions provider, today reported financial results for the first quarter ended March 31, 2026. Building on a year of disciplined execution and consistent operational improvement, Xos opened 2026 with its highest quarterly gross margin and lowest operating loss in Company history, reinforcing the durability of its operating model and the strength of its multi-product platform spanning vehicles, powertrains, and energy storage.
First Quarter Highlights:
•Xos delivered 95 units, including leases, and generated $11.2 million in revenue in the first quarter, compared to 29 units and $5.9 million in Q1 2025, as the Company executed its strategic focus on powertrain and hubs production.
•Gross margins improved to a record-high 38.6%, compared to 20.6% in Q1 2025. Non-GAAP gross margins also reached a record 37.8%, compared to 15.0% in Q1 2025. The increase was driven by a shift in product mix towards high-margin powertrains and hubs.
•Xos reported record-lows in operating loss and non-GAAP operating loss since going public, achieving reductions of 49.5% and 67.2% year-over-year, respectively. Operating loss improved to $4.7 million, compared to $9.3 million in Q1 2025, and non-GAAP operating loss of $2.6 million in Q1 2026, compared to $8.1 million in Q1 2025.
•Operating expenses decreased by $1.5 million, or 14.0% year-over-year. First quarter operating expenses fell to $9.0 million compared to $10.5 million in Q1 2025, driven by cost discipline across the organization.
•EBITDA improved by $4.7 million, or 53.4% year-over-year. First quarter EBITDA was a loss of $4.1 million compared to a loss of $8.8 million in Q1 2025. Adjusted EBITDA improved by $5.2 million, or 72.4% year-over-year. First quarter adjusted EBITDA was a loss of $2.0 million compared to a loss of $7.2 million in the first quarter of 2025.
Platform and Product Milestones:
•Xos Hub™ energy storage proving reliability at scale. Xos Hub units deployed across customer fleets have now charged gigawatt-hours of energy in the aggregate, and the most active individual units have completed thousands of charge cycles each, proving the reliability and durability of Xos's mobile energy storage technology in demanding real-world conditions.
•Next-generation Hub variants in development. The Company launched the Xos Hub 210 kWh, Xos Hub 420 kWh and Xos Hub 630 kWh models; the 420 kWh option began production during the quarter. These next-generation variants expand the addressable market for the Xos Hub across a broader range of fleet sizes and charging use cases.
•During the first quarter of 2026, multiple Xos customer fleets surpassed millions of cumulative miles driven on their Xos vehicles, a milestone that validates the long-term reliability, performance, and total cost of ownership advantage of the Xos platform.
•Last year Xos announced the industry's most competitive electric truck chassis, priced below $100,000. During the first quarter of 2026, Xos began offering its electric truck chassis at $99,000, making it the most competitively priced battery-electric commercial vehicle chassis on the market. This pricing positions Xos to capture accelerating demand as fleet operators evaluate electrification on pure economics, regardless of the evolving incentive landscape.
“Q1 was a defining proof point for this team. We delivered the highest gross margin in our history as a public company and the lowest operating loss since going public. Our Hubs have now charged gigawatt-hours of energy. Our customers have logged millions of miles. Our powertrains are powering Blue Bird school buses operating around the country. And we’re now selling the most competitively priced electric truck chassis in the industry, for under $100,000. These results reflect the strength of our engineering team, the discipline of our supply chain team, and the execution of our sales organization. Xos is building a multi-product platform that wins on reliability, wins on economics, and wins regardless of where the incentive landscape goes, and that is exactly the company we set out to build,” said Dakota Semler, Chief Executive Officer of Xos.
“The first quarter reflects disciplined execution of the operating framework we’ve put in place over the past year,” said Liana Pogosyan, Chief Financial Officer. “We delivered record gross margins of 38.6% and significantly reduced operating loss, with GAAP operating loss improving by nearly 50% and non-GAAP operating loss by 67% year-over-year, while continuing to scale revenue. Importantly, these results are driven by structural improvements across sourcing, inventory management, and cost control—not one-time actions. Our focus going forward is unchanged — sustaining the momentum, scaling efficiently, and delivering consistent margin expansion and operating leverage.”

First Quarter 2026 Financial Highlights

	Quarters Ended
(in millions)	31 Mar 2026	31 Dec 2025	31 Mar 2025
Revenues	$11.2	$5.2	$5.9
Gross profit (loss)	$4.3	$(2.6)	$1.2
Non-GAAP gross profit (1)	$4.2	$0.3	$0.9
Net Loss	$(5.0)	$(9.8)	$(10.2)
Loss from operations	$(4.7)	$(9.7)	$(9.3)
Non-GAAP operating loss(1)	$(2.6)	$(4.6)	$(8.1)
Inventories	$23.7	$25.0	$38.0
Cash and cash equivalents	$9.8	$14.0	$4.8
____________________________
(1) For further information about how we calculate Non-GAAP financial measures, such as Non-GAAP gross profit, Non-GAAP operating loss, Adjusted EBITDA, and free cash flow, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
2026 Outlook:
Xos is maintaining its outlook for 2026 as follows:

Revenue	$40.0 to $50.0 million
Non-GAAP operating loss (1)	$11.9 to $13.3 million
Unit Deliveries (2)	350 to 500 units
____________________________
(1) This press release does not provide a forward-looking reconciliation from Non-GAAP operating loss to net loss, the most directly comparable GAAP measure, due to the uncertainty and the potential variability of inputs of the financial information. For the same reason, we are unable to address the probable significance of the unavailable information.
(2) Unit deliveries forecast includes our powertrain and Xos Hub products, stepvan and stripped chassis.
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in our “Cautionary Statement Regarding Forward-Looking Statements” disclaimer. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call and Webcast Details
Date / Time:    Thursday, May 14, 2026, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:    https://viavid.webcasts.com/starthere.jsp?ei=1760926&tp_key=9d43fc8f14
U.S. Toll-Free Dial In:    1-833-816-1411
International Dial In:    1-412-317-0507
Conference ID:        10208874

To access the call, please dial in approximately ten minutes before the start of the call.
For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, May 28, 2026. To access the replay, please call 1-833-816-1411 or 1-412-317-0507 (International) and enter access code 10208874. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.
About Xos, Inc.
Xos is a leading energy storage and fleet electrification solutions provider. The Xos Hub is a proactive, movable power source delivering high-capacity output and high-speed charging in one. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The Company leverages its proprietary technologies to provide a diverse customer base with rapid-deployment energy storage and charging solutions and commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos's unaudited condensed consolidated interim financial results. Xos's non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit and Adjusted EBITDA, which are defined below.
“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash provided by (used in) operating activities minus purchases of property and equipment.
“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.
“Non-GAAP gross profit” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

“Adjusted EBITDA” is defined as EBITDA (earnings before interest, taxes, depreciation & amortization) minus change in fair value of derivatives, change in fair value of earn-out shares liability, and stock based compensation.
Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit, and Adjusted EBITDA reflects additional means for management and investors to use when evaluating Xos's ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos's future results will be unaffected by unusual or non-recurring items. It is important to note Xos's computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit, and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss, non-GAAP gross profit, and Adjusted EBITDA in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos's operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’s long-term strategy and future growth. These forward-looking statements may be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “likely,” “may,” “might,” “opportunity,” “plan,” “possible,” “project,” “potential,” “predict,” “seek,” “seem,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’s liquidity and access to capital when needed, including its ability to service its indebtedness; (ii) Xos’s ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos's products; (iv) Xos's ability to meet production milestones and fulfill backlog orders; (v) changes in the industries in which Xos operates; (vi) variations in operating performance across competitors; (vii) changes in laws and regulations affecting Xos's business, including changes to tax incentive policies; (viii) Xos's ability to implement its business plan or meet or exceed its financial projections; (ix) Xos's limited operating history; (x) Xos's ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages; (xi) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry; (xii) macroeconomic and political conditions; and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos's most recently filed Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, copies of which may be obtained by visiting Xos's Investors Relations website at https://www.xostrucks.com/sec-filings or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except par value per share)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$9,849	$14,040
Accounts receivable, net	7,398	6,035
Inventories	23,664	24,961
Prepaid expenses and other current assets	4,353	4,841
Total current assets	45,264	49,877
Property and equipment, net	3,809	4,320
Operating lease right-of-use assets, net	1,104	1,534
Other non-current assets	4,240	4,632
Total assets	$54,417	$60,363

Liabilities and Stockholders’ Equity
Accounts payable	$1,941	$2,473
Convertible debt, current	7,000	6,500
Other current liabilities	14,993	14,685
Total current liabilities	23,934	23,658
Common stock warrant liability	64	73
Convertible debt, non-current	10,000	12,000
Other non-current liabilities	629	1,345
Total liabilities	34,627	37,076

Stockholders’ Equity
Common stock $0.0001 par value per share, authorized 1,000,000 shares, 11,983 and 11,403 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1	1
Preferred stock $0.0001 par value per share, authorized 10,000 shares, 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	253,482	252,026
Accumulated deficit	(233,693)	(228,740)
Total stockholders’ equity	19,790	23,287
Total liabilities and stockholders’ equity	$54,417	$60,363

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Revenues	$11,225	$5,879
Cost of goods sold	6,891	4,668
Gross profit	4,334	1,211

Operating expenses
General and administrative	6,065	7,896
Research and development	2,030	1,930
Sales and marketing	916	654
Total operating expenses	9,011	10,480

Loss from operations	(4,677)	(9,269)

Other expense, net	(280)	(851)
Change in fair value of derivative instruments	9	(54)
Loss before provision for income taxes	(4,948)	(10,174)
Provision for income taxes	5	12
Net loss	$(4,953)	$(10,186)

Net loss per share
Basic	$(0.43)	$(1.26)
Diluted	$(0.43)	$(1.26)
Weighted average shares outstanding
Basic	11,572	8,076
Diluted	11,572	8,076

Reconciliation of Adjusted EBITDA, Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit:
Adjusted EBITDA Reconciliation:

	Three Months Ended March 31,		Three Months Ended December 31,
(in thousands)	2026	2025	2025
Net loss	$(4,953)	$(10,186)	$(9,752)
Other expense, net	280	851	641
Depreciation	559	506	582
Provision for income taxes	5	12	—
EBITDA	(4,109)	(8,817)	(8,529)
Change in fair value of derivatives	(9)	54	(147)
Gain on operating lease termination	—	—	(481)
Stock based compensation	2,119	1,523	2,185
Adjusted EBITDA	$(1,999)	$(7,240)	$(6,972)

Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended March 31,		Three Months Ended December 31,
(in thousands)	2026	2025	2025
Net cash (used in) provided by operating activities	$(1,588)	$(4,756)	$2,399
Purchase of property and equipment	(19)	—	—
Free-Cash Flow	$(1,607)	$(4,756)	$2,399
Non-GAAP Operating Loss:

	Three Months Ended March 31,		Three Months Ended December 31,
(in thousands)	2026	2025	2025
Loss from operations	$(4,677)	$(9,269)	$(9,739)
Stock-based compensation	2,119	1,523	2,185
Inventory reserves	(205)	(517)	1,815
Physical inventory and other adjustments	118	187	1,096
Non-GAAP Operating Loss	$(2,645)	$(8,076)	$(4,643)

Non-GAAP Gross Profit:

	Three Months Ended March 31,		Three Months Ended December 31,
(in thousands)	2026	2025	2025
Gross profit (loss)	$4,334	$1,211	$(2,637)
Inventory reserves	(205)	(517)	1,815
Physical inventory and other adjustments	118	187	1,096
Non-GAAP Gross Profit	$4,247	$881	$274